Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BFC Financial Corporation of our report dated March 31, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in BFC Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.
/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
June 3, 2009